CONTRIBUTION AND SALE AGREEMENt

by and among

GIOIA SYSTEMS, LLC.

MGT CAPITAL INVESTMENTS, INC.

and

MGT INTERACTIVE, LLC

August 29, 2013

TABLE OF CONTENTS

		Page

1.	DEFINITIONS, Interpretation	1

	1.1 Definitions	1
	1.2 Interpretation	3

2	[Reserved]	3

3	CONTRIBUTION AND SALE	3

	3.1 Contribution of Patent Rights	3
	3.2 Issuance of Ownership Interest to Gioia	3
	3.3 Contribution of Cash	3
	3.4 Company Governance	4
	3.5 Certification	4
	3.6 Contingent Consideration	4
	3.7 Commercialization Expenses	4
	3.8 Claw Back	4
	3.9 Contingent Royalty Payments	5

4	CLOSING	5

	4.1 Closing	5
	4.2 Conditions to Closing	5
	4.3 Closing Deliverables and Actions	6
	4.4 Effect of Closing	7

5	REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY	6

	5.1 Formation; Authority	6
	5.2 Execution; Validity of Agreements; Due Authorization	6
	5.3 Consents and Approvals; No Violations	6
	5.4 Ownership	7

6	REPRESENTATIONS AND WARRANTIES REGARDING GIOIA AND THE PATENT RIGHTS	7

	6.1 Formation; Authority	7
	6.2 Execution; Validity of Agreement; Due Authorization	7
	6.3 Consents and Approvals; No Violations	7
	6.4 Title to Condition of Physical Assets	7
	6.5 Patent Rights	7
	6.6 Complementary Assets	9

	6.7 Litigation	9
	6.8 Bankruptcy	9
	6.9 Consents and Approvals	9
	6.10 Broker’s Fee	9
	6.11 Material Disclosure; No Omission	9

7	REPRESENTATIONS AND WARRANTIES OF MTG	9

	7.1 Organization	9
	7.2 No Conflicts	9
	7.3 Due Authorization and Binding Effect	9

8	SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION	10

	8.1 Survival of Representations, Warranties and Covenants	10
	8.2 Indemnification Obligations of Gioia	10
	8.3 Notification of Claims	10
	8.4 Investigation	10
	8.5 Third-Party Claims	10

9	MISCELANEOUS	11

	9.1 Notices	11
	9.2 Entire Agreement	11
	9.3 Further Assurances	11
	9.4 Governing Law; Consent to Jurisdiction	12
	9.5 Binding Effect	12
	9.6 Waivers and Amendments	12
	9.7 Recitals, Exhibits and Schedules	12
	9.8 Headings	12
	9.9 Severability	12
	9.10 Specific Performance	12
	9.11 Fees and Expenses	13
	9.12 Legal Representations of the Parties	13
	9.13 Payment of Transfer Costs and Expenses	13
	9.14 Public Announcement	13
	9.15 Confidentiality	13
	9.16 No Third Party Beneficiaries	13
	9.17 Counterparts; Signatures	13

	EXHIBITS:

A.	ASSETS
B.	PATENTS
C.	PATENT ASSIGNMENT
D.	SCHEDULES

CONTRIBUTION AND SALE AGREEMENT

CONTRIBUTION AND SALE AGREEMENT (this “Agreement”) is dated August 26, 2013, by and among Gioia Systems, LLC, a limited liability company formed under the laws of the State of Colorado (“Gioia”), MGT Capital Investments, Inc., a Delaware corporation (“MGT”) and MGT Interactive, LLC, a Delaware limited liability company (the “Company”), and together with Gioia and MGT, the “Parties”).

RECITALS

WHEREAS, Gioia owns and controls certain physical and intellectual property assets as described and set forth on Exhibit A hereto (hereinafter referred to as the “Assets”) associated with Real Deal Poker, a system conceived and developed by Gioia to be used as a poker gaming platform to be used principally in online poker, including mobile applications (the “Game”), including the Patent Rights as described and set forth on Exhibit B hereto (hereinafter referred to as the “Patents”);

WHEREAS, Gioia is the owner of the Assets and is willing to contribute the Assets to the Company (the “Contribution”) in exchange for a 49% ownership interest in the Company of the Company determined as set forth herein; and,

WHEREAS, MGT will own a 51% ownership interest in the Company in exchange for a contribution to the equity capital of the Company by MGT of $200,000 (“Contribution of Cash”); upon the terms and subject to the conditions described in Section 3.3; and,

WHEREAS, MGT will have the option to purchase an additional 14% ownership interest in the Company from Gioia upon the terms and subject to the conditions described in Section 3.6

NOW, THEREFORE, in consideration of the promises, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.        DEFINITIONS; INTERPRETATION.

1.1       Definitions. For purposes of this Agreement, the following terms are defined as follows:

“Action” means any action (including declaratory judgment actions), suit, litigation, controversy, mediation, hearing, claim, charge, complaint, arbitration, reexamination, interference, reissue, investigation, pending inquiry, audit or other proceeding at law or in equity or of, in, by or before any Governmental Authority, mediator or arbitrator.

“Affiliate” means, with respect to any Person, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person; and “control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Law” means, with respect to any Person, any federal, state, local, municipal, foreign or other Law, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect, in each case as of the date of this Agreement, by any Governmental Authority that applies to such Person, its business and its properties.

“Consents” means the consents of any third parties or any Governmental Authorities necessary to transfer the Patent Rights to the Company or to otherwise consummate the transactions contemplated by this Agreement.

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“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or similar governing entity.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Knowledge” or words of similar import (e.g. “knowledge,” “known,” or “aware”) with respect to any individual, shall mean the actual knowledge of such individual; as well as the knowledge that such individual should have after reasonable inquiry.

“Laws” means all laws, statutes, rules, regulations, ordinances and orders of any Governmental Authority.

“Lien” means any mortgage, lien, claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, restriction or encumbrance of any kind, or any exceptions, reservations, restrictions, rights-of-way, easements or other matters affecting title, whether arising by contract, law or otherwise.

“Material Adverse Effect” means any change, event, violation, inaccuracy, circumstance or effect that, individually or taken together with all other effects, is, or is reasonably likely to, be or become materially adverse in relation to the value, validity, effectiveness or enjoyment of the Assets including the Patent Rights.

“Patent Assignment” means the assignment by Gioia of all right, title and interest in the Patent Rights to the Company in the form attached hereto as Exhibit C.

“Patent Rights” means (a) the Patents; (b) any and all other rights, priorities and privileges of Gioia provided under United States, state, foreign or multinational law with respect to the Patents; (c) any and all rights to obtain renewals, extensions, re-issues, continuations, continuations-in-part, re-examinations, divisions, certificates of correction, maintenance fees or other legal protections or foreign equivalents thereof that may be obtained pertaining to the Patents; and (d) any and all past, present and future rights to sue at law or in equity, whether currently pending, filed or otherwise, for any infringement, misappropriation, impairment or other alleged unauthorized use or conduct in connection with the Patents occurring prior to or after the Closing Date, including the rights to pursue damages and injunctive relief and receive all past, present, and future proceeds, royalties or damages therefrom.

“Patents” means those specific patents listed on Exhibit B and any registrations thereof, patents granted thereon or patents issuing therefrom (including all reissues, divisionals, continuations, continuations-in-part, extensions and re-examinations thereof), patents issuing from parent applications thereof, and any foreign counterparts or equivalents to any of the foregoing, in each case, regardless of whether or not any of the foregoing are pending applications or issued patents as of the Closing Date, the same to be held by and enjoyed by Company to the full end of the term for which said patents are granted, as fully and entirely as the same could have been held and enjoyed by Gioia if this transaction had not been made.

“Person” means and includes any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or any Governmental Authority or any department, agency or political subdivision thereof.

“Prosecution History Files” means all documents in Gioia’s custody that are in Gioia’s files or the files of its agent(s) that relate to the prosecution of patent applications relating to the Patents and that were filed with or received from any patent office

“Transaction Agreements” shall mean and include this Agreement and the Patent Assignment.

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The following terms are defined in the following sections of this Agreement:

Term	Section

Assets	Recital
Cash Payment	Recital
Closing	4.1
Closing Date	4.1
Company	Preamble
Contingent Consideration	3.6
Contingent Royalty Payment	3.9
Contribution	Recitals
Game	Recital
Gioia	Preamble
GLI	3.6
GLI Certification	3.6
Gross Rake	3.9
Indemnification Notice	9.3
Indemnifying Party	9.3
Indemnitees	9.2
Losses	9.2
Net Revenue	3.9
Operating Agreement	3.4
Patents	Recital
Parties	Preamble
Purchase Period	3.6
R&D Sponsor	6.5(e)
Securities Act	3.8(b)
Standards Body	6.5(e)
Third Party Claim	9.5

1.2       Interpretation. Unless the context otherwise requires, the terms defined in Section 1.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender herein shall be deemed to include the neuter and feminine gender wherever necessary or appropriate and the use of the feminine gender herein shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.

2.       [RESERVED]

3.       CONTRIBUTION AND SALE.

3.1       Contribution of Assets and Patent Rights. Upon the terms and subject to the conditions set forth herein, effective as of the Closing, Gioia hereby irrevocably sells, assigns, grants, transfers and delivers to the Company and its successors and assigns, and the Company hereby accepts, free and clear of all Liens whatsoever, (i) all of the right, title and interest of Gioia in and to the Assets, including the Patent Rights and (ii) all causes of action and enforcement rights whether currently pending, filed or otherwise for the Patents, including all rights to pursue damages, injunctive relief and all other remedies for past, current and future infringement of the Patents. Concurrent with its execution of this Agreement, Gioia shall execute and deliver to the Company the Patent Assignment attached as Exhibit C.

3.2       Issuance of Ownership Interest to Gioia. At the Closing, in consideration for the Contribution described in Section 3.1 above, the Company shall issue to Gioia 49% ownership interest of the Company on the date hereof and subject to reduction or adjustment as set forth herein.

3.3       Contribution of Cash. Upon the terms and subject to the conditions set forth herein, MGT hereby irrevocably agrees to contribute the Cash Payment of $200,000 to the Company as working capital, which shall be used to cover the direct and associated costs of the Company and Company approved costs of Gioia relating to the achievement of GLI Certification (as defined below) in consideration for a 51% ownership interest of the Company.

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3.4        Company Governance. Simultaneously with the execution of this Agreement, the Parties will enter into a Limited Liability Company Operating Agreement (the “Operating Agreement”) that will govern the operations of the Company and enumerated the various rights and obligations of each party.

3.5       Certification. MGT and Gioia agree that they will use their best efforts to cause the Company and the Company agrees to use its best effort to prepare and, as soon as practicable, but in no event later than exhausting the Cash Payment, to achieve certification of the Game (“GLI Certification”) from Gaming Laboratories International (“GLI”), pursuant to Standard Series GLI-19, Version 2.0. The Company will pay for any and all costs and charges in connection with obtaining the GLI Certification from the working capital contributed to the Company by MGT pursuant to Section 3.3 hereof, but not to exceed $200,000. Gioia agrees that it shall work with and cooperate with MGT and the Company to obtain the GLI Certification and shall make available present and past employees. Gioia shall make available to MGT, the Company, and GLI any and all materials which may be used or useful by MGT, the Company, and/or GLI in obtaining the GLI Certification, including, but not limited to, files, software, and source codes related to the Game. Furthermore, Gioia will permit and cooperate with MGT and the Company to make such changes to the Game. The failure by Gioia to cooperate and provide the materials set forth above shall be deemed a material breach of this Agreement.

3.6       Contingent Consideration. MGT hereby agrees that prior to the 60th calendar day after obtaining the GLI Certification as specified in Section 3.5 (the “Purchase Period”), MGT shall, upon 10 days’ written notice to Gioia (the “Purchase Notice”), purchase from Gioia and Gioia will sell to MGT 14% of the ownership interest of the Company for a purchase price of $300,000 (“Contingent Consideration”), payable in cash on the date specified by MGT in the above referenced notice, and Gioia agrees to sell to MGT 14% of the ownership interest of the Company, free of all liens and encumbrances and otherwise on such terms and at such time as set forth in this Agreement and the above referenced notice, to MGT. After giving effect to the acquisition by MGT of 14% of the ownership interest of the Company, Gioia shall hold 35% of the ownership interest of the Company and MGT shall hold 65% of the ownership interest of the Company.

Anything herein to the contrary notwithstanding, within 3 days of receipt of the Purchase Notice, Gioia may notify the Company in writing that it is opting out of the sale of the above referenced 14% of the ownership interest of the Company and is not accepting the Contingent Consideration. Further, if Gioia sells 14% of the ownership interest of the Company and accepts the Contingent Consideration, at any time during the period that is three years from the date of the Purchase Notice, Gioia shall have the right to notify the Company in writing that it is repurchasing all but not less than all 14% of the ownership interest of the Company for $500,000. Such $500,000 must be paid to the Company simultaneously with Gioia’ s notice that it intends to repurchase all 14% of the ownership interest of the Company.

3.7       Commercialization Expenses. During the two-year period following the receipt of GLI certification, the Company agrees to expend a minimum of $1,200,000 (One million two hundred thousand dollars) for operating costs (the “Commercialization Amount”) towards the commercialization of the Game, which commercialization can take whatever form or promotion or advertising the Company, in its sole discretion deems appropriate.

In the event that the Company shall fail to pay or make available the Commercialization Amount as set forth in the immediately preceding paragraph, then Gioia shall have the right to repurchase all but not less than all of the then current ownership of MGT in the Company within 90 days of the end of the two year period described above for the aggregate amount of MGT’s total investment in the Company.

3.8       Claw Back. In the event that the Company is denied or otherwise does not receive GLI Certification for the Game as specified in Section 3.5 before the expiration of the Purchase Period and upon written demand from MGT, Gioia shall, within 10 calendar days of such written demand from MGT, (i) repurchase the Assets in exchange for the return of the $200,000 contribution made by MGT; provided, however, if on such expiration date GLI shall be processing and/or reviewing the Game for certification, such repurchase period shall be extended 30 calendar days, or (ii) forfeit all the ownership interest of the Company held by Gioia as of the expiration of the Purchase Period to MGT. In such event, MGT shall own 100% of the ownership of the Company.

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3.9       Contingent Royalty Payments. Unless Gioia repurchases the Assets or forfeits its ownership interest of the Company upon either of the occurrences of Section 3.8 above, Gioia shall be entitled to receive from the Company the following royalty payments conditioned upon attainment of certain Net Revenue (as defined below) targets: (i) One percent (1.0%) of all Net Revenue exceeding $50 million; plus, (ii) One percent (1.0%) of all Net Revenue exceeding $100 million; plus, (iii) One percent (1.0%) of all Net Revenue exceeding $150 million; plus, (iv) One percent (1.0%) of all Net Revenue exceeding $200 million; plus, (v) One percent (1.0%) of all Net Revenue exceeding $250 million.

Net Revenue is defined as Gross Rake payments received by the Company, minus all payments made to partners and affiliates, and prior to operating costs of the Company. Net Revenue also includes license and royalty income paid to the Company for use of its technology. Gross Rake is defined as the total cash wagers of all players minus the total payouts to winning players.

4.       CLOSING.

4.1       Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place upon execution of this Agreement (the “Closing Date”). The Closing shall take place at the offices of Sichenzia Ross Friedman and Ference, 61 Broadway, New York, NY 10006 or at such other location as the Parties hereto agree.

4.2       Conditions to Closing.

(a)       Conditions to Obligations of Each Party to Effect the Contribution and Sale. The respective obligations of each Party hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

(i)       No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated herein shall be in effect, nor shall any action have been taken by any Governmental Authority seeking any of the foregoing, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the transactions contemplated herein, which makes the consummation of such transaction illegal.

(b)       Additional Conditions to Obligations of Gioia. The obligations of Gioia to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that each such condition is solely for the benefit of Gioia and may be waived by Gioia in writing in its sole discretion without notice, liability or obligation to any Person):

(i)       The representations and warranties of MGT in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Closing Date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date). MGT shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(ii)       Gioia shall have received each of the deliveries required to be made by MGT and the Company to Gioia pursuant to Section 4.3.

(c)       Additional Conditions to Obligations of MGT. The obligations of MGT to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that each such condition is solely for the benefit of MGT and may be waived by MGT in writing in its sole discretion without notice, liability or obligation to any Person):

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(i)       The representations and warranties of Gioia in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Closing (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date). Gioia shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(ii)       MGT shall have received each of the deliveries required to be made by Gioia and the Company to MGT pursuant to Section 4.3.

4.3       Closing Deliverables and Actions. At the Closing:

(a)       Gioia shall execute and deliver to MGT and the Company a certificate dated as of the date hereof, executed on behalf of Gioia by its President, to the effect that (i) the representations and warranties of Gioia provided in Article 6 are true and correct;

(b)       Gioia shall execute and deliver to the Company the Patent Assignment and evidence that all required Consents, if any, have been obtained;

(c)       MGT shall deliver to Gioia a certificate of formation from the Secretary of State of the State of Delaware evidencing the legal existence of the Company;

(d)        Gioia shall deliver, cause to be delivered, or make available in a manner satisfactory to the Company, the Prosecution History Files to the Company.

4.4       Effect of Closing. All transactions contemplated herein and by the other Transaction Agreements to occur on and as of the Closing Date shall be deemed to have occurred simultaneously and to be effective as of the close of business on the Closing Date; provided, however, that none of such transactions shall be deemed to have occurred unless and until all of the conditions to closing described in Section 4.2 and each of the deliverables and actions referenced in Section 4.3 shall have been delivered and taken in accordance therewith.

5.       REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY. The Company hereby represents and warrants to Gioia as follows:

5.1       Formation; Authority. The Company (i) is a duly formed and validly existing limited liability company in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in any other jurisdiction in which it does business; and (ii) has all requisite power and authority to own, lease and operate the Patent Rights and to carry on its business as presently contemplated and to execute, deliver and perform its obligations under this Agreement and each other Transaction Agreement to which the Company is a party.

5.2       Execution; Validity of Agreement; Due Authorization. This Agreement and each other Transaction Agreement to which the Company is a party has been duly executed and delivered by the Company and this Agreement and each other Transaction Agreement to which the Company is a party constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company.

5.3       Consents and Approvals; No Violations. Except as set forth in Schedule 5.3, none of the execution, delivery or performance of this Agreement or any other Transaction Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or thereby, or the compliance by the Company with any of the provisions hereof or thereof will (a) require (i) any filing with or notice to any Governmental Authority or other Person, (ii) the obtaining of any Permit or (iii) the expiration or termination of any statutory or regulatory waiting period, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or require any payment) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of the Company’s properties or assets is bound, (c) violate any Applicable Laws, or (d) result in the creation of any Lien upon any of the Patent Rights.

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5.4       Ownership. No equity or profits interests in the Company have been issued to any Person, other than the issuance of the ownership interest contemplated herein.

6.       REPRESENTATIONS AND WARRANTIES REGARDING GIOIA AND THE PATENT RIGHTS. Gioia hereby represents and warrants to the Company and MGT as follows, and the Company and MGT, in agreeing to consummate the transactions contemplated by this Agreement, have relied upon such representations and warranties:

6.1       Formation; Authority. Gioia (i) is a duly formed and validly existing limited liability company in good standing under the laws of the State of Colorado and is duly qualified as a foreign company in any other jurisdiction in which it does business; and (ii) has all requisite power and authority to own, lease and operate its property and to carry on its business as presently conducted and to execute, deliver and perform its obligations under this Agreement and each other Transaction Agreement to which Gioia is a party. A true and correct copy of the articles of organization of Gioia, as amended to date, has been delivered to MGT and is in full force and effect as of the date hereof.

6.2       Execution; Validity of Agreement; Due Authorization. This Agreement and each other Transaction Agreement to which Gioia is a party has been duly executed and delivered by Gioia and this Agreement and each other Transaction Agreement to which Gioia is a party constitutes a legal, valid and binding obligation of Gioia, enforceable against Gioia in accordance with their respective terms. The execution and delivery of this Agreement by Gioia and the performance by Gioia of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Gioia, including, but not limited to, approval of the members of Gioia.

6.3       Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement or any other Transaction Agreement by Gioia, the consummation by Gioia of the transactions contemplated hereby or thereby, or the compliance by Gioia with any of the provisions hereof or thereof will (a) require (i) any filing with or notice to any Governmental Authority or other Person, (ii) the obtaining of any Permit or (iii) the expiration or termination of any statutory or regulatory waiting period, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or require any payment) under, any of the terms, conditions or provisions of (i) the operating agreement of Gioia or any agreement between Gioia and its member(s) or (ii) any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Gioia is a party or by which Gioia or any of Gioia’s properties or assets is bound, (c) violate any Applicable Laws, or (d) result in the creation of any Lien upon any of the Patent Rights.

6.4       Title to and Condition of Physical Assets. Gioia has good, clean, and marketable title to its interest in the physical assets contributed to the Company and such physical assets are in good condition.

6.5       Patent Rights. Prior to giving effect to the transactions contemplated herein

(a)       Gioia is the exclusive, true and lawful owner of all right, title, and interest in and to the Patent Rights, including all right, title and interest to sue for infringement thereof and to grant the assignments provided for under this Agreement, and Gioia has good and valid title to the Patent Rights. The Patent Rights are free and clear of any Liens, licenses or other encumbrances and no rights, licenses, covenants not to sue or similar rights have been granted under the Patents. Other than the transfer of the Patent Rights to Gioia, neither Gioia nor the inventors have transferred or attempted to transfer any of the Patent Rights to any Person.

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(b)       The Patents are (i) valid, subsisting and enforceable, (ii) in compliance with any and all formal legal requirements necessary to maintain the validity and enforceability thereof, (iii) not subject to any outstanding Governmental Order adversely affecting Gioia’s use thereof or rights thereto, or that would impair the validity or enforceability thereof, and (iv) in compliance with any and all formal legal requirements necessary to record and perfect Gioia’s interest therein and the chain of title thereof. None of the Patents is abandoned and all annuities, application fees, maintenance fees and all and any other applicable fees for the Patents have been timely paid and any Actions have been responded to in a manner so as to prevent abandonment or lapse. Gioia has complied with its duty of candor and disclosure to the United States Patent and Trademark Office and any other applicable Governmental Authority with respect to all applications for registration included in the Patents and neither Gioia nor the inventors have made any material misrepresentations in any such applications. In the event that either the Company or MGT pays any annuities, application fees, maintenance fees and all and any other applicable fees for the Patents and takes any Actions in a manner so as to prevent abandonment or lapse, the amount of such any annuities, application fees, maintenance fees and all and any other applicable fees and the cost associated with such Actions shall be deducted from the $300,000 purchase price payable to Gioia pursuant to Section 3.6.

(c)       The Patents have not been the subject of any Action and there is no Action pending, asserted or threatened (i) by or against Gioia concerning the ownership, validity, registerability, enforceability or use of, misappropriation, infringement or licensed right to use, any of the Patents, or (ii) contesting or challenging the ownership, validity, registerability, enforceability or use of, misappropriation, infringement or Gioia’s or any of its customers’ right to use, any of the Patents, and Gioia has received no notice asserting that the Patents are invalid or unenforceable. Gioia has received no notice asserting infringement of any of the Patents by third parties, and has not notified any third party of actual or potential infringement of any of the Patents.

(d)       No inventor of the Patents is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement relating to the protection, ownership, development, use or transfer of the Patents. To the extent that any Patent has been conceived, developed or created for Gioia by any other Person, Gioia has executed valid and enforceable written agreements with such Person with respect thereto transferring to Gioia the entire right, title and interest therein and thereto by operation of law or by valid written assignment.

(e)       No university, military, educational institution or Governmental Authority (each, a “R&D Sponsor”) has funded or sponsored any research and development conducted in connection with the Patents, or has any claim of right to, ownership of or other lien on any of the foregoing. No research and development conducted in connection with the Patents was performed by a student or employee of any R&D Sponsor such that any such R&D Sponsor has any claim of right to, ownership of or other Lien on any of the foregoing. Gioia has not participated in any standards-setting activities or joined any standards setting, intellectual property sharing, or similar organization (a “Standards Body”) that would affect the proprietary nature of any of the Patents, or restrict the ability of Gioia to enforce, license or exclude others from using any of the Patents, and there is no obligation imposed by a Standards Body to license any of the Patents on particular terms or conditions.

(f)       There are no inventors of the Patent Rights other than Gioia. There are no asserted or unasserted claims of ownership of the Patent Rights by any Person other than Gioia.

(g)       Gioia, its Affiliates, employees, assignors, licensors, or legal counsel did not fail to disclose or mischaracterize any known prior art or commit any other conduct, that constitutes inequitable conduct or renders the Patents unenforceable. There is no prior art or any conduct of Gioia relevant to patentability that has not been or was not considered during the examination of the Patents.

(h)       Gioia has marked in accordance with 35 U.S.C. 287(a) all of its products and services covered by the claims of the Patents by listing the relevant patent numbers within its general online terms of service.

(i)       All documents, agreements, prototypes, models, product samples, books, notebooks, certificates, licenses, files and any other diligence materials that Gioia has provided to the Company in connection with the Company’s evaluation of the Patents are true, correct and complete originals (if originals were provided by Gioia) or copies of such materials.

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(j)       Gioia has delivered to the Company true and complete copies of (i) the names and addresses of counsel who prosecuted the Patents and who are handling the Patents; (ii) the Prosecution History Files, and (iii) copies of executed originals of all agreements assigning ownership of the Patent Rights from Gioia and/or prior owners to Gioia as filed with the United States Patent and Trademark Office.

6.6      Complementary Assets. Other than the transfer of the Assets to the Company, Gioia has not transferred or attempted to transfer any assets related or complementary to the Game to any Person.

6.7      Litigation. Except as set forth on Schedule 6.7 hereto, there are no actions, lawsuits, judgments, claims, investigations or legal or administrative proceedings, pending or threatened against Gioia. There is no judgment, order, injunction, decree or award (whether rendered by a court, administrative agency or by arbitration) to which Gioia is a party.

6.8      Bankruptcy. None of Gioia or any Affiliate of Gioia has committed or currently intends to commit any act of bankruptcy, is insolvent, has proposed or currently intends to propose a compromise or arrangement to its creditors generally, has had or currently intends to have any petition for a receiving order in bankruptcy filed against it, has made or currently intends to make a voluntary assignment in bankruptcy, has initiated or currently intends to initiate any proceeding with respect to a compromise or arrangement, has initiated or intends to initiate any proceeding to have itself declared bankrupt or wound-up, has initiated or intends to initiate any proceeding to have a receiver appointed to any part of its assets, has had any creditor take or currently anticipates that any creditor will take possession of any of its property, or has had any of the foregoing become enforceable or currently anticipates that any of the foregoing will become enforceable upon any of its property or the Patent Rights.

6.9       Consents and Approvals. No Consents or notices to, or filings, registrations, or qualifications with any Person or Governmental Authority and no Consents or waivers from, or notices to, any other party are required for the consummation by Gioia of the transactions contemplated by this Agreement and the other Transaction Agreements.

6.10      Broker’s Fee. No agent, broker, investment banker, firm, or other Person, acting on behalf of Gioia or any of its Affiliates, or under the authority of Gioia or any of its Affiliates, is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee or expense, directly or indirectly, in connection with any of the transactions contemplated by this Agreement or any of the other Transaction Agreements.

6.11       Material Disclosure; No Omission. No representation or warranty of Gioia contained in this Agreement or in any other Transaction Agreement and no statement by or on behalf of Gioia contained in any exhibit, certificate, schedule, attachment or other instrument specified in this Agreement or in any other Transaction Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

7.       REPRESENTATIONS AND WARRANTIES OF MGT. MGT hereby represents and warrants to Gioia as follows:

7.1       Organization. MGT is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.

7.2       No Conflicts. Neither the execution and delivery of this Agreement and each other Transaction Agreement to which MGT is a party, nor the performance by MGT of its obligations hereunder and thereunder will: (i) constitute a violation of any Applicable Law; (ii) violate or breach MGT’s certificate of incorporation or bylaws, in each case as amended to date; or (iii) violate any order, writ, injunction or decree applicable to MGT.

7.3       Due Authorization and Binding Effect. The execution and delivery of this Agreement by MGT and the performance by MGT of its obligations hereunder have been duly authorized by all necessary corporate action on the part of MGT. This Agreement and each other Transaction Agreement to which MGT is a party has been duly executed and delivered by MGT and constitutes the legal and binding obligation of MGT enforceable against it in accordance with their respective terms.

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8.       SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION.

8.1       Survival of Representations, Warranties and Covenants. Each statement contained in any exhibit, schedule, or certificate delivered pursuant to this Agreement constitutes a representation and warranty by the Person who delivered it or on whose behalf it was delivered. All representations and warranties set forth or made in this Agreement and any other Transaction Agreement shall survive the Closing indefinitely. All covenants and agreements of the Parties set forth in this Agreement and the other Transaction Agreements to be performed after the Closing shall survive the Closing in accordance with their respective terms. Any claim pending on the expiration date of any applicable survival period for which a notification of claim has been made pursuant to Section 8.3 below on or before such expiration date may continue to be asserted and indemnified against until finally resolved.

8.2       Indemnification Obligations of Gioia. Gioia agrees to indemnify, defend and hold harmless MGT and the Company and their respective shareholders, officers, directors, managers, representatives, agents, employees and Affiliates (collectively, the “Indemnitees”) from and against any claim, suit, action, liability, loss, damage, deficiency, fee, cost or expense of any nature whatsoever (including, without limitation, any diminution in value of any ownership interest and any interest, penalties, investigation expenses and fees through trial and appeals, and disbursements of counsel and accountants, but excluding incidental, consequential, special, or punitive and treble damages) (collectively, “Losses”) arising out of, based upon or resulting from: (i) the breach of any representation or warranty of Gioia which is contained in this Agreement, any other Transaction Agreement or any exhibits or schedules hereto or thereto; (ii) any breach or failure to perform any of the covenants, agreements or undertakings of Gioia contained in this Agreement, any other Transaction Agreement or any exhibit or schedule hereto or thereto; (iii) the matters set forth on any Schedules delivered pursuant to Article 6 hereof; (iv) any and all costs and expenses (including reasonable legal and accounting fees) incident to the enforcement of the indemnification rights of the Indemnitees under this Section 8.2.

8.3       Notification of Claims. In the event that any Party asserts a claim for indemnification hereunder, such Party shall (a) provide the indemnifying Party (“Indemnifying Party”) with prompt written notice of the nature of such claim (an “Indemnification Notice”), (b) make available to the Indemnifying Party all relevant information which is material to the claim and which is in the possession of the Indemnitee and (c) otherwise reasonably cooperate with the Indemnifying Party with respect to such claim; provided, however, that the failure of an Indemnitee to deliver an Indemnification Notice under this Section 8.3 shall not relieve the Indemnifying Party of its indemnification obligations under this Section 8 unless and only to the extent that such Indemnifying Party is materially prejudiced by such failure.

8.4       Investigation. The right to indemnification, payment of Losses or any other remedy based on the representations, warranties and the covenants hereunder will not be affected by any investigation conducted with respect to, or any knowledge acquired, or capable of being acquired at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty or covenant. Furthermore, no information or knowledge obtained in any investigation pursuant this Agreement or any other Transaction Agreement shall affect or be deemed to modify any representation, warranty or covenant contained herein or therein.

8.5       Third-Party Claims.       The obligations and liabilities of an Indemnifying Party under this Section 8, with respect to Losses resulting from a claim brought by any third party (a “Third-Party Claim”) shall be subject to the following terms and conditions:

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(a)       Promptly after delivery of an Indemnification Notice in respect of a Third-Party Claim, the Indemnifying Party may elect, by written notice to the Indemnitee within ten (10) days of an Indemnification Notice, to undertake the investigation and defense thereof with counsel reasonably satisfactory to the Indemnitee, at the sole cost and expense of the Indemnifying Party. If the Indemnifying Party chooses to defend any Third-Party Claim, the Indemnitee shall cooperate with all reasonable requests of the Indemnifying Party and shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

(b)       In the event that the Indemnifying Party, within ten (10) days after receipt of an Indemnification Notice, does not so elect to defend such Third-Party Claim, the Indemnitee will have the right to undertake the investigation and defense of such Third-Party Claim for the account of the Indemnifying Party. The Indemnitee shall not settle or compromise any Third-Party Claim, or consent to the entry of a judgment, whether or not the Indemnifying Party shall elect to defend such Third-Party Claim, without the written consent of the Indemnifying Party (which consent may not be unreasonably withheld)

9.       MISCELLANEOUS.

9.1       Notices. All notices, requests, claims, demands, waivers, instructions, documents and other communications to be given pursuant to this Agreement shall be in writing and shall be delivered personally, faxed, or sent by nationally-recognized overnight courier to a Party at the address set forth below for such Party or to such other address as the Party to whom notice is to be given may have furnished to the other Parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of faxing, on the date sent (or on the first Business Day following the date sent if the date sent is not a Business Day) if confirmation of successful transmission is received, and (c) in the case of a nationally-recognized overnight courier, on the first Business Day after the date when sent for overnight delivery:

If to MGT, to:

MGT Capital Investments, Inc.

500 Mamaroneck Avenue – Suite 204

Harrison, NY 10528

Attention: Robert B. Ladd CFA

Fax: (914) 630-7532

With a copy (which will not constitute notice) to:

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, NY 10006

Attention: Jay Kaplowitz

Fax: (212) 930-9725

If to Gioia, to:

Gioia Systems LLC.

3885 Holland Street

Wheat Ridge, CO 80033

Attention: Gene Gioia

Fax: [_________]

If to Company, to:

MGT Interactive, LLC

500 Mamaroneck Avenue – Suite 204

Harrison, NY 10528

Attention: Robert B. Ladd CFA

Fax: (914) 630-7532

9.2       Entire Agreement. This Agreement (including the exhibits and schedules hereto), and the other Transaction Agreements constitute the entire agreement among the Parties with respect to the subject matter hereto and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter of this Agreement.

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9.3       Further Assurances. The Company, Gioia and MGT shall, at any time and from time to time after the date hereof, do or to cause to be done all such further acts, and to execute, acknowledge, deliver and file, or cause to be executed, acknowledged, delivered or filed, all such deeds, transfers, conveyances, assignments or assurances as may be reasonably requested by another Party for: (i) transferring, conveying and assigning the Patent Rights to the Company; and (ii) otherwise effectuating the transactions contemplated by this Agreement. In any Action involving the infringement or validity of any of the Patents, Gioia shall, and shall cause its Affiliates to, reasonably coordinate and cooperate with the Company’s counsel with respect to all aspects of the Action.

9.4       Governing law; Consent to Jurisdiction.

(a)       This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules thereof.

(b)       The Parties hereto irrevocably: (a) agree that any suit, action or other legal proceeding arising out of this Agreement shall be brought in the United States District Court for the Southern District of New York or in the Borough of Manhattan, New York Supreme Court, (b) consent to the jurisdiction of each such court in any suit, action or proceeding, (c) waive any objection which they, or any of them, may have to the laying of venue of any such suit, action or proceeding in any of such courts, and (d) agree that service of process by overnight courier or registered or certified mail, at the addresses listed in Section 10.3 shall be good and sufficient service of process. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.5       Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors and permitted assigns. This Agreement may not be assigned by any Party hereto without the prior written consent of the other Parties, which consent may be withheld at the discretion of each Party whose consent is requested and any purported assignment, unless so consented to, shall be void and without effect.

9.6       Waivers and Amendments. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Parties hereto or, in the case of a waiver, by the Party waiving compliance. Any Party may waive any misrepresentation by any other Party, or any breach of warranty by, or failure to perform any covenant, obligation or agreement by any other Party, provided that mere inaction or failure to exercise any right, remedy or option under this Agreement, or any delay in exercising the same, will not operate as nor shall be construed as a waiver, and no waiver will be effective unless set forth in writing and only to the extent specifically stated therein, and no single or partial exercise of any such right, power or privilege will preclude any further exercise thereof or the exercise of any such right, power or privilege will preclude any further exercise thereof or the exercise of any other such right, power or privilege.

9.7       Recitals, Exhibits and Schedules. The recitals to this Agreement and all exhibits and schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

9.8       Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

9.9       Severability. If any provision of this Agreement is determined to be illegal or unenforceable, such provision will be deemed amended to the extent necessary to conform to Applicable Law, or, if it cannot be so amended without materially altering the intention of the Parties, it will be deemed stricken and the remainder of this Agreement will remain in full force and effect.

9.10       Specific Performance. Each of the Parties hereto acknowledges and agrees that the other Parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that there would be no adequate remedy at law or in monetary damages to compensate for any such breach. Accordingly, each Party hereto agrees that, in addition to any remedy to which such Party may be entitled at law or in equity, they each shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in each case without being required to post a bond or other security.

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9.11       Fees and Expenses. Gioia and MGT shall each pay their own expenses incidental to the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby.

9.12       Legal Representation of the Parties. Each of the Parties hereto has had the opportunity to have its own legal counsel independently advise such Party with respect to the transactions contemplated by this Agreement and the other Transaction Agreements. The Parties expressly agree that the language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no provision of this Agreement should be construed against or interpreted to the advantage of any Party hereto by reason of such Party or its legal counsel having drafted or participated in the drafting thereof.

9.13       Payment of Transfer Costs and Expenses. All stamp, transfer, documentary, sales, use, bulk, registration and other such Taxes and fees (including penalties and interest) which may be imposed in any jurisdiction in connection with, or arising from any of the transactions set forth herein shall be paid by the Company.

9.14       Public Announcements. Gioia shall not issue any press release or other public statement with respect to this Agreement or the transactions contemplated hereby without the prior approval of MGT. MGT shall use commercially reasonable efforts to consult with Gioia before issuing any press release or other public statement with respect to this Agreement or the transactions, except as may be required by Applicable Law.

9.15       Confidentiality. Except for any press release or public announcement previously issued or issued in accordance with Section 10.14, all terms of this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby shall remain confidential. No Party hereto shall disclose to anyone the negotiations, any information concerning the contemplated transactions, or anything contained herein, except to their accountants, employees, bankers and attorneys in connection with the transactions contemplated by this Agreement, without the approval of the other Parties.

9.16       No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and their successors and permitted assigns and, except with respect to the rights of the Indemnitees under Article 9, this Agreement shall not be deemed to confer upon any third party any remedy, claim, reimbursement or other right in addition to those which may exist without regard to this Agreement.

9.17       Counterparts; Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument. This Agreement and any amendments hereto, to the extent executed and delivered by means of a facsimile machine or e-mail of a PDF file containing a copy of an executed agreement (or signature page thereto), shall be treated in all respects and for all purposes as an original agreement or instrument and shall have the same binding legal effect as if it were the original signed version thereof.

[Remainder of Page Intentionally Blank–Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

MGT INTERACTIVE, LLC

By:	/s/ Robert B. Ladd
Name: Robert B. Ladd
Title: President and CEO

GIOIA SYSTEMS LLC

By:	/s/ Gene Gioia
Name: Gene Gioia
Title: Managing Member

MGT CAPITAL INVESTMENTS, INC.

By:	/s/ Robert B. Ladd
Name: Robert B. Ladd
Title: President and CEO

[Signature Page to Contribution and Sale Agreement]

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EXHIBIT A

ASSETS

3 Real Deal shuffling machines including spare parts and blueprints.

Any computers or servers associated with the machines.

Playing card stock.

Trade show branding decorations.

Internet URLs:

•	Www.realdealpoker.com

•	Www.realdealpoker.net

•	Www.cutnshuffle.com

•	Www.cutnshuffle.net

•	Www.cutnshuffle.org

•	Www.realdealpoker.mobi

Trademarks related to the machines and the game.

15

EXHIBIT B

PATENTS

PATENT NO.	TITLE

1 8,313,365	Detecting duplicate collections of virtual playing instruments

2 8,113,932	Method and computer readable medium relating to creating child virtual decks from a parent virtual deck

3 8,105,168	Method and computer readable medium relating to virtual playing instruments

4 7,766,334	System and computer-executable instructions for physically randomizing a plurality of playing instruments in absence of a random number generator

5 7,766,331	Method and device for physically randomizing a plurality of playing instruments in absence of a random number generator

6 7,591,728	Online gaming system configured for remote user interaction

7 7,300,056	System and methods for randomizing playing instruments for use in online gaming

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EXHIBIT C

Deed of Assignment

THIS DEED OF ASSIGNMENT (“Assignment”), EFFECTIVE AS OF August __, 2013, IS MADE BY AND BETWEEN

Gioia Systems, LLC (hereinafter “ASSIGNOR”), a Colorado company, with its principal place of business located at 3885 Holland Street, Wheat Ridge, CO 80033; and

MGT Interactive, LLC (hereinafter “ASSIGNEE”), a Delaware limited liability company, with its principal place of business located at 500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528.

WHEREAS:

A	ASSIGNOR is the sole owner in respect of the patents listed in the attached Appendix (hereinafter “the PATENTS”); and

B	ASSIGNEE is desirous of acquiring all of the worldwide right, title and interest in and to the PATENTS and the inventions disclosed therein.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, ASSIGNOR has sold, assigned and transferred, and does hereby sell, assign and transfer to ASSIGNEE all of the worldwide right, title and interest in (i) the PATENT and the inventions and improvements disclosed therein; (ii) all reissues, divisionals, continuations, continuations-in-part, extensions, renewals, reexaminations and foreign counterparts thereof, and other patents, patent applications, certificates of invention other governmental grants resulting from the PATENTS; (iii) all patents and applications which claim priority to or have common disclosure or common priority with any such patents or patent applications (for the avoidance of doubt, patents which include partial commonalities such as figures or patents whose features of the inventions are different from those of the PATENTS are excluded), and (iv) any PATENT that as of the Effective Date is subject to a Disclaimer Issue with respect to any other such patent or patent application; and (v) all rights corresponding to any of the foregoing throughout the world (including the right to claim the priority date of any of the PATENT and the right to sue for and recover damages for any past, present or future infringement of the Patents), the same to be held and enjoyed by ASSIGNEE for its own use and enjoyment, and for the use and enjoyment of its successors, assigns and other legal representatives, to the end of the term or terms of said PATENTS granted or reissued or reexamined as fully and entirely as the same would have been held and enjoyed by ASSIGNOR, if this assignment and sale had not been made.

IN WITNESS WHEREOF, ASSIGNOR has caused these presents to be signed by its duly appointed officier or member having full authority to convey its property; and ASSIGNEE has caused these presents to be signed by its duly appointed officer or member.

And if the issue date and/or patent number of any of the PATENTS is unknown to ASSIGNOR and ASSIGNEE at the time this Assignment is executed, ASSIGNOR does hereby authorize its attorneys to insert on this Assignment the issue date and patent number of said PATENTS when known.

ASSIGNOR hereby declares that ASSIGNEE may take the steps for recordal of this assignment in the sole name of ASSIGNEE.

ASSIGNOR hereby undertakes that it shall, without further consideration, but at the expense of ASSIGNEE, execute all documents and do all such acts and things necessary and reasonably requested by ASSIGNEE to enable Letters Patent or any other form of protection to be issued in respect of any of said PATENTS and the inventions disclosed therein in any part of the world. ASSIGNOR also agrees, without further consideration, but at the expense of ASSIGNEE, to enable or to assist ASSIGNEE to defend oppositions thereto, to maintain the PATENTS and to prosecute for the infringement thereof.

17

SIGNED for and on behalf of

Gioia Systems, LLC

By	_______________________	on	August __, 2013
	(Signature)		(Date)

(Print Name and Title)

On this __ day of August 2013 before me, _____________________________, personally appeared _______________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of New York that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

___________________________

(Notary Public)

SIGNED for and on behalf of

MGT Interactive, LLC

by	_______________________	on	August __, 2013
	(Signature)		(Date)

(Print Name and Title)

On this day of August 2013 before me, _____________________________, personally appeared ___________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of New York that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.
___________________________
(Notary Public)

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Exhibit A

Listed Patents

Date Format (MM/DD/YYYY)

1.	United States Listed Issued Patents

US Issued Patents

Patent Number

8,313,365

8,113,932

8,105,168

7,766,334

7,766,331

7,591,728

7,300,056

19